Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 25, 2006 with respect to the financial statements of Keurig, Inc. for the year ended December 31, 2005 included in Green Mountain Coffee Roasters, Inc.'s Form 10-K/A filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

March 29, 2006